SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BERGER HOLDINGS LTD

                    GABELLI SECURITIES, INC.
                                11/18/03            4,000-            3.9000
                    	GABELLI ASSOCIATES FUND
                                11/18/03          116,600-            3.9000
                                11/05/03            2,800             3.8700
                    	GAF II
                                11/18/03            4,000-            3.9000
                    	GABELLI ASSOCIATES LTD
              11/18/03           88,000-            3.9000
  MJG ASSOCIATES, INC.
GABELLI FUND, LDC
                                11/18/03            1,000-            3.9000
  GAMCO INVESTORS, INC.
                                11/18/03           75,774-            3.9000
                                11/04/03            1,300             3.8685



(1)	THE TRANSACTIONS ON 11/18/03 WERE IN CONNECTION WITH THE
ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE
13D. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE
EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.